UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 16, 2016

Citigroup Commercial Mortgage Trust 2016-C1
(Exact name of issuing entity)
(Central Index Key number of issuing entity: 0001673255)

Citigroup Commercial Mortgage Securities Inc.
(Exact name of the depositor as specified in its charter)
(Central Index Key number of depositor: 0001258361)

Citigroup Global Markets Realty Corp.
(Central Index Key number: 0001541001)

Cantor Commercial Real Estate Lending, L.P.
(Central Index Key number: 0001558761)

Starwood Mortgage Funding V LLC
(Central Index Key number: Not Applicable)

FCRE REL, LLC
(Central Index Key number: 0001636352)

(Exact name of sponsors as specified in their charters)

Delaware	333-207132-04	86-1073506
(State or other jurisdiction of incorporation of depositor)	(Commission File Number of issuing entity)	(IRS Employer Identification No. of depositor)

390 Greenwich Street
New York, New York		10013
(Address of principal executive offices of depositor)		(Zip Code of depositor)

Depositor’s telephone number, including area code     (212) 816-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Embassy Suites Lake Buena Vista Co-Lender Agreement has been amended and restated by the Amended and Restated Co-Lender Agreement, dated as of July 29, 2016 (the “Amended and Restated Embassy Suites Lake Buena Vista Co-Lender Agreement”). The Amended and Restated Embassy Suites Lake Buena Vista Co-Lender Agreement is attached hereto as Exhibit 4.1. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement previously filed with the Securities and Exchange Commission as Exhibit 4.1 to the Current Report on Form 8-K on June 1, 2016 with respect to Citigroup Commercial Mortgage Trust 2016-C1, Commercial Mortgage Pass-Through Certificates, Series 2016-C1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit 4.1	Amended and Restated Co-Lender Agreement, dated as of July 29, 2016, relating to the Embassy Suites Lake Buena Vista Loan Combination

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 18, 2016		CITIGROUP COMMERCIAL MORTGAGE
SECURITIES INC.

	By:	/s/ Paul Vanderslice
Name: Paul Vanderslice
Title: President

CGCMT 2016-C1 – Form 8-K

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)

4.1	Amended and Restated Co-Lender Agreement, dated as of July 29, 2016, relating to the Embassy Suites Lake Buena Vista Loan Combination	(E)